As filed with the Securities and Exchange Commission on September 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Comcast Corporation

NBCUniversal Media, LLC

Comcast Cable Communications, LLC

Comcast Cable Holdings, LLC

Comcast MO Group, Inc.

Comcast MO of Delaware, LLC

(Exact Name of Registrants as Specified in Their Charters)

Pennsylvania	27-0000798	One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700
Delaware	14-1682529	30 Rockefeller Plaza New York, New York 10112-0015 (212) 664-4444
Delaware	23-2175755	One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700
Delaware	84-1260157	One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700
Delaware	91-2047743	One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700
Delaware	84-1372033	One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arthur R. Block, Esq.

Senior Vice President,

General Counsel and Secretary

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

(215) 286-1700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Bruce K. Dallas, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior debt securities (“Senior Debt Securities”)
Preferred stock, without par value
Depositary shares representing preferred stock
Class A common stock, $0.01 par value
Class A Special common stock, $0.01 par value
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities, Warrants, Purchase Contracts and Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r). These securities may also be sold separately, together or as units with other securities registered hereunder.

PROSPECTUS

The following are types of securities that may be offered and sold from time to time by Comcast Corporation or by selling security holders under this prospectus:

• Unsecured senior debt securities	• Preferred stock
• Warrants	• Depositary shares
• Purchase contracts	• Class A common stock
• Units	• Class A Special common stock

If indicated in the relevant prospectus supplement, the securities may be fully and unconditionally guaranteed by a number of our wholly owned subsidiaries named in this prospectus.

Our Class A common stock and Class A Special common stock are quoted on the Nasdaq Global Select Market under the ticker symbols “CMCSA” and “CMCSK”. On September 17, 2013, the reported last sale prices on the Nasdaq Global Select Market for our Class A common stock and our Class A Special common stock were $44.45 and $43.10, respectively.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Dividends	• Conversion or exchange rights
• Interest rate	• Redemption terms	• Liquidation amount
• Sinking fund terms	• Listing on a securities exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 29 of Comcast’s annual report on Form 10-K for the year ended December 31, 2012, and beginning on page 14 of NBCUniversal’s annual report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference herein.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is September 18, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We refer to Comcast Corporation in this prospectus as “Comcast;” Comcast and its consolidated subsidiaries, including NBCUniversal, as “we,” “us,” “our” or comparable terms and to Comcast Holdings Corporation as “Comcast Holdings.” We refer to NBCUniversal Media, LLC as “NBCUniversal,” Comcast Cable Communications, LLC as “Comcast Cable,” Comcast MO Group, Inc. as “Comcast MO Group,” Comcast Cable Holdings, LLC as “Comcast Cable Holdings,” Comcast MO of Delaware, LLC as “Comcast MO of Delaware,” and all of them collectively as the “Guarantors.”

i

THE COMPANIES

Comcast Corporation

We are a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. We present our operations in the following five reportable business segments:

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Cable Communications: Consists of the operations of Comcast Cable, which is the nation’s largest provider of video, high-speed Internet and voice services to residential customers under the XFINITY brand, and Comcast Cable also provides these services to businesses.

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Cable Networks: Consists primarily of NBCUniversal’s national cable networks, its regional sports and news networks, its international cable networks, its cable television production operations, and its related digital media properties.

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Broadcast Television: Consists primarily of NBCUniversal’s broadcast networks, NBC and Telemundo, its NBC and Telemundo owned local broadcast television stations, its broadcast television production operations, and its related digital media properties.

•	Filmed Entertainment: Consists primarily of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment worldwide.

•	Theme Parks: Consists primarily of NBCUniversal’s Universal theme parks in Orlando and Hollywood.

In 2012, the Cable Communications segment generated 63% of Comcast’s consolidated revenue and more than 80% of Comcast’s operating income before depreciation and amortization. The Cable Networks, Broadcast Television, Filmed Entertainment and Theme Parks segments comprise NBCUniversal’s businesses.

Our other business interests primarily include Comcast-Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia and operates arena management-related businesses.

For a description of the business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus. For instructions on how to find copies of these and other filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the debt securities issued pursuant to this prospectus will be fully and unconditionally guaranteed by each of the Guarantors. In this prospectus, we refer to these guarantees as the “Guarantees.” We have numerous other subsidiaries, including Comcast Holdings, and its and the Guarantors’ respective subsidiaries, that will not be guarantors on the debt securities. If indicated in the relevant prospectus supplement, our obligations under the other securities we are offering and selling may be fully and unconditionally guaranteed by specified Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

NBCUniversal Media, LLC

NBCUniversal is one of the world’s leading media and entertainment companies. It develops, produces and distributes entertainment, news and information, sports and other content for global audiences and owns and operates a diversified and integrated portfolio of some of the most recognizable media brands in the world.

Comcast Cable Communications, LLC

Comcast Cable, which was incorporated in 1981 as a Delaware corporation, became a Delaware limited liability company in 2003 and is an indirect wholly owned subsidiary of ours.

Comcast Cable Holdings, LLC

Comcast Cable Holdings is a Delaware limited liability company (formerly known as AT&T Broadband, LLC) formed in 1994. Comcast Cable Holdings is a wholly owned subsidiary of Comcast Cable.

Comcast MO Group, Inc.

Comcast MO Group is a Delaware corporation (formerly known as MediaOne Group, Inc.) incorporated in 1999. Comcast MO Group is a wholly owned subsidiary of Comcast Cable.

Comcast MO of Delaware, LLC

Comcast MO of Delaware, which was incorporated in 1996 as a Delaware corporation, became a Delaware limited liability company in 2003. Comcast MO of Delaware is an indirect wholly owned subsidiary of Comcast MO Group.

The principal executive offices of Comcast and the Guarantors other than NBCUniversal are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838, and our telephone number is (215) 286-1700.

The principal executive offices of NBCUniversal are located at 30 Rockefeller Plaza, New York, New York 10112-0015, and its telephone number is (212) 664-4444.

We maintain a website at http://www.comcastcorporation.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents we incorporate by reference, we state our beliefs of future events and of our future financial performance. In some cases, you can identify these so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these words, and other comparable words. You should be aware that those statements are only our predictions. In evaluating those statements, you should specifically consider various factors, including the risks and uncertainties listed in “Item 1A—Risk Factors” in our and NBCUniversal’s Annual Reports on Form 10-K for the year ended December 31, 2012 incorporated herein by reference. Actual events or our actual results may differ materially from any of our forward-looking statements. We undertake no obligation to update any forward-looking statements.

Our businesses may be affected by, among other things, the following:

•	our businesses currently face a wide range of competition, and our businesses and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by new technologies may adversely affect our businesses;

•	programming expenses for our video services are increasing, which could adversely affect our businesses;

•	we are subject to regulation by federal, state, local and foreign authorities, which may impose additional costs and restrictions on our businesses;

•	weak economic conditions may have a negative impact on our businesses;

•	a decline in advertising expenditures or changes in advertising markets could negatively impact our businesses;

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NBCUniversal’s success depends on consumer acceptance of its content, which is difficult to predict, and its businesses may be adversely affected if its content fails to achieve sufficient consumer acceptance or our costs to acquire content increase;

•	the loss of NBCUniversal’s programming distribution agreements, or the renewal of these agreements on less favorable terms, could adversely affect its businesses;

•	our businesses depend on keeping pace with technological developments;

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we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our businesses;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	we may be unable to obtain necessary hardware, software and operational support;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our businesses;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our businesses;

•	sales of DVDs have been declining;

•	we face risks arising from the outcome of various litigation matters;

•	we face risks relating to doing business internationally that could adversely affect our businesses;

•	acquisitions and other strategic transactions present many risks, and we may not realize the financial and strategic goals that were contemplated at the time of any transaction; and

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our Class B common stock has substantial voting rights and separate approval rights over several potentially material transactions, and our Chairman and CEO has considerable influence over our company through his beneficial ownership of our Class B common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

We intend to pay quarterly dividends at an annual rate currently of $0.78 per share. Our Board of Directors retains the right to change our dividend policy at any time.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends were as follows for the respective periods indicated:

For the Six Months Ended June 30, 2013	For the Years Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends:
4.68x	4.82x	4.04x	3.57x	3.01x	2.49x

We have no issued or outstanding Comcast preferred stock and, as a result, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred dividends. For purposes of calculating the ratios, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preference security dividend requirements are the amount of pretax earnings required to pay the dividends on outstanding preference securities. Interest associated with our uncertain tax positions is a component of income tax expense.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under a senior indenture dated September 18, 2013, entered into among us, the Guarantors and The Bank of New York Mellon, as trustee.

The senior indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indenture and the debt securities, it does not contain all information that you may find useful. For further information about the indenture and the debt securities, you should read the indenture. As used in this section of the prospectus and under the caption “Description of Capital Stock,” the terms “we,” “us” and “our” refer solely to Comcast Corporation and such references do not include any subsidiaries of Comcast Corporation, including the Guarantors.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations. The debt securities will be fully and unconditionally guaranteed by the Guarantors, as described below. The debt securities will not be guaranteed by any of our other subsidiaries, including the Guarantors’ respective subsidiaries.

We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries’ earnings and their distribution of those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for the Guarantors with respect to the Guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Our indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•

the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series; and

•

any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the relevant prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(a) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens Securing Indebtedness”; and

(b) such Obligor’s Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction of an Obligor the lesser of:

(a) the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors (in our case) or the equivalent governing body of any Guarantor); and

(b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the senior indenture (which may include debt securities in addition to the senior debt security) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired by such Person or leased and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of the senior indenture, whether entered into before or after the date of the senior indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of the senior indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under the senior indenture.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Obligor” means us and the Guarantors.

“Permitted Liens” means, with respect to an Obligor:

(a) Liens on any of such Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)(i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(e) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(g) Liens in favor of us or any Guarantor;

(h) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of our business;

(m) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;

(n) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o) Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(q) Liens securing any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor;

(r) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s) Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Certain Terms of the Senior Debt Securities

Guarantees

Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the Guarantors. The Guarantees will rank equally with all other general unsecured and unsubordinated obligations of the Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

Certain Covenants

We and the Guarantors have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the senior indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

The senior indenture does not contain any financial covenants other than those summarized below and does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the senior indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to create or incur any Lien on any of its Properties, whether owned at the time the senior indenture is executed or acquired afterward, in order to secure any of its Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the date of initial issuance of the senior debt securities of such series;

•	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the registered holders of the senior debt securities of such series;

•

Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the lien restriction covenant of the senior indenture, so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

•	Permitted Liens.

Notwithstanding the restrictions above, any Obligor may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth above, if after giving effect to those Liens, the Obligor’s Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to the terms described in this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Limitation on Sale and Lease-Back Transactions. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether owned at the time the senior indenture is executed or acquired afterward, unless:

•	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

•	such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

•	such transaction involves a lease for less than three years;

•

such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens Securing Indebtedness” above; or

•

such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to the Obligor.

Notwithstanding the previous paragraph (including the bulleted list), any Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series.

Consolidation, Merger and Sale of Assets. We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate if our board of directors, determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary pursuant to Section 1924(b)(4) (or any successor provision) of the Business Corporation Law of the State of Pennsylvania or Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder (including the senior debt securities).

Existence. Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information. We will furnish to the trustee any document or report we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the trustee for purposes of this covenant. Delivery of the reports, information and documents required by this section to be delivered to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Events of Default

Each of the following will constitute an event of default in the senior indenture with respect to the senior debt securities of any series:

(a) default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(b) default in paying principal on the senior debt securities of such series when due;

(c) default by any Obligor in the performance, or breach, of any covenant in the senior indenture (other than defaults specified in clause (a) or (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class);

(d) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Obligor have occurred; or

(e) any Guarantee shall not be (or shall be claimed by the relevant Guarantor not to be) in full force and effect.

If an event of default (other than an event of default specified in clause (d) above) under the senior indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest.

If an event of default under the senior indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing events of default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the senior indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may, by written notice to us and the trustee, also waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this request and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or interest on or after the due dates for such payment.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the senior indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the senior indenture within 120 days of the end of each fiscal year.

Discharge and Defeasance

We may terminate our obligations and the obligations of the Guarantors under the indenture with respect to the senior debt securities of any series and the Guarantees of such series of senior debt securities, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal and interest;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series and the obligations of the Guarantors discharged with respect to the Guarantees of such senior debt securities (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer and exchange of senior debt securities, substitution of mutilated, defaced, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee and the provisions relating to the resignation and removal of the trustee and the appointment of a successor trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our and the Guarantors’ obligations released with respect to certain covenants in the indenture (“covenant defeasance”). In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities and Guarantees of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. Government Obligations (measured with respect to the scheduled payments of principal and interest thereon); or

•	a combination of cash and U.S. Government Obligations;

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the holders of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), the Guarantors or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Modification and Waiver

We, the Guarantors and the trustee may amend or modify the senior indenture or the senior debt securities of any series without notice to or the consent of any holder in order to:

•	cure any ambiguities, omissions, defects or inconsistencies in the senior indenture in a manner that does not adversely affect the interests of the holders in any material respect;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or terms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our or their obligations to holders of any outstanding senior debt securities in compliance with the applicable provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities and Guarantees”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series and the debt securities of all other series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the debt securities of any series issued under the indenture (including the senior debt securities) may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement contained in the senior indenture, the Guarantees or in any senior debt security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of us, any Guarantor, or of any of their respective successors, either directly or through us, any Guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the senior debt securities by the holders thereof and as part of the consideration for the issue of the senior debt securities.

Concerning the Trustee

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the senior indenture and no others, and no implied covenants or obligations will be read into the senior indenture against the trustee. In case an event of default of which a certain officers of the trustee shall have actual knowledge or shall have received written notice from us or any holder of our senior debt securities of any series has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the senior indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Governing Law

The senior indenture, including any Guarantee, and each senior debt security is governed by and construed in accordance with the laws of the State of New York.

The Trustee

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Gerald L. Hassell, one of our directors, is the Chairman and Chief Executive Officer and a director of the trustee.

Convertible Debt Securities

The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A common stock or Class A Special common stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.

GLOBAL SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

DESCRIPTION OF CAPITAL STOCK

In this section, references to the “Company,” “we,” “us” and “our” refer only to Comcast Corporation and not any of its subsidiaries. The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.

We have three classes of common stock outstanding: Class A common stock, $0.01 par value per share; Class A Special common stock, $0.01 par value per share; and Class B common stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A common stock, 7.5 billion shares of Class A Special common stock, 75 million shares of Class B common stock and 20 million shares of preferred stock. Our Board of Directors may issue preferred stock, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special rights as our Board of Directors shall determine.

Dividends

Subject to the preferential rights of any preferred stock then outstanding, holders of our Class A common stock, Class A Special common stock, and Class B common stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

Holders of our Class A common stock, Class A Special common stock, and Class B common stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B common stock may also be paid or issued in shares of our Class A Special common stock.

We intend to pay quarterly dividends at an annual rate currently of $0.78 per share. See “Dividend Policy” above.

Voting Rights

Except as required by law, holders of our Class A Special common stock are not entitled to vote. When holders of our Class A Special common stock are entitled to vote by applicable law, each share of our Class A Special common stock has the same number of votes as each share of our Class A common stock.

As of December 31, 2012, on all matters submitted for a vote of holders of all classes of our voting stock, holders of our Class A common stock in the aggregate hold 66 2/3% of the aggregate voting power of our capital stock. As of December 31, 2012, our Class B common stock has a nondilutable 33 1/3% of the combined voting power of our common stock. This nondilutable voting power is subject to proportional decrease to the extent the number of shares of Class B common stock is reduced below 9,444,375, subject to adjustment in specified situations. Stock dividends payable on the Class B common stock in the form of Class B or Class A Special common stock do not decrease the nondilutable voting power of the Class B common stock.

Approval Rights

Except as required by law, holders of Class A Special common stock and Class A common stock have no specific approval rights over any corporate actions. Holders of our Class B common stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders’ approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders’ approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B common stock or any securities exercisable or exchangeable for or convertible into our Class B common stock; and (3) charter or by-law amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B common stock or any subsequent transferee of our Class B common stock to transfer, vote or otherwise exercise rights with respect to our capital stock.

Principal Shareholder

Brian L. Roberts, our Chairman, Chief Executive Officer and President, beneficially owns all outstanding shares of our Class B common stock, which has a nondilutable 33 1/3% of the combined voting power of our stock and which also has separate approval rights over certain material transactions, as described above under “—Approval Rights.” Accordingly, Mr. Roberts has considerable influence over our operations and has the ability to transfer potential effective control by selling the Class B common stock. The Class B common stock is convertible on a share-for-share basis into Class A common stock or Class A Special common stock. As of June 30, 2013, if Mr. Roberts were to convert the Class B common stock he beneficially owns into Class A common stock, Mr. Roberts would beneficially own 13,993,718 shares of Class A common stock, which is less than 1% of the Class A common stock that would be outstanding after the conversion.

Conversion of Class B Common Stock

The Class B common stock is convertible share for share into either the Class A common stock or the Class A Special common stock.

Preference on Liquidation

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A Special common stock, Class A common stock and Class B common stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.

Our charter provides that if in a transaction such as a merger, consolidation, share exchange or recapitalization, holders of each class of our common stock outstanding do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive “mirror” securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).

Miscellaneous

The holders of Class A common stock, Class A Special common stock and Class B common stock do not have any preemptive rights. All shares of Class A common stock, Class A Special common stock and Class B common stock presently outstanding are, and all shares of the Class A common stock and Class A Special common stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and nonassessable. We have been advised that the Class A common stock and Class A Special common stock are exempt from existing Pennsylvania personal property tax.

The transfer agent and registrar for our Class A Special common stock and Class A common stock is Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874 . Their telephone number is (888) 883-8903.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in four ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose in a prospectus supplement required information with respect to each security holder, which may include its name, the nature of any relationship it has had with us or any of our affiliates during the three years preceding such offering and the amount of securities of the class it owns both before and after the offering.

We or any selling security holder may directly solicit offers to purchase securities, or we or any selling security holder may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, (hereinafter, the “Securities Act”) and describe any commissions we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of any agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or any selling security holder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Senior Vice President, General Counsel and Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell LLP, will pass upon the validity of the securities on our behalf and on behalf of the Guarantors, although we may use other counsel, including our employees, to do so. Unless otherwise indicated in the accompanying prospectus supplement, Cahill Gordon & Reindel LLP will represent the underwriters.

EXPERTS

The consolidated financial statements of Comcast Corporation and subsidiaries, incorporated herein by reference from Comcast Corporation’s Current Report on Form 8-K filed with the SEC on September 18, 2013, the related financial statement schedule incorporated in this prospectus by reference from Comcast Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related consolidated financial statement schedule, of NBC Universal, Inc. and its subsidiaries (predecessor) and NBCUniversal Media, LLC and its subsidiaries (successor) for the period from January 1, 2011 to January 28, 2011 (predecessor period) and for the period from January 29, 2011 to December 31, 2011 and for the year ended December 31, 2012 (successor period), incorporated in this prospectus by reference from NBCUniversal Media, LLC’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to General Electric Company’s transaction with Comcast Corporation on January 28, 2011), which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of NBC Universal, Inc. and its consolidated subsidiaries for the year ended December 31, 2010 (predecessor), appearing in the 2012 Annual Report on Form 10-K of NBCUniversal Media, LLC incorporated in this prospectus by reference from NBCUniversal Media, LLC’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of KPMG LLP as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

Comcast and NBCUniversal file annual, quarterly and special reports and other information with the SEC. Comcast Cable, Comcast Cable Holdings, Comcast MO Group and Comcast MO of Delaware do not currently file information with the SEC. Although the Guarantors other than NBCUniversal would normally be required to file information with the SEC on an ongoing basis, we expect that these Guarantors will be exempt from this filing obligation for as long as we continue to file our information with the SEC. You may read and copy any document we or NBCUniversal files at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our and NBCUniversal’s SEC filings, including the complete registration statement and all of the exhibits to it, are available through the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement, in any free writing prospectus prepared by or on behalf of us or to which we have referred you and in material we or NBCUniversal file with the SEC and incorporate by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any such free writing prospectus and our and NBCUniversal’s filings with the SEC is accurate as of any date other than their respective dates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we and NBCUniversal file with them, which means that we and NBCUniversal can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we or NBCUniversal files with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Comcast’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013.

•	Comcast’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 1, 2013 and for the quarterly period ended June 30, 2013, filed on July 31, 2013.

•

Comcast’s Current Reports on Form 8-K filed on January 9, 2013, February 12, 2013 (except to the extent information is furnished pursuant to Item 7.01), March 19, 2013, March 27, 2013, May 16, 2013, July 24, 2013, August 16, 2013 and September 18, 2013.

•

The section of Comcast’s Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders incorporated by reference in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2012.

•

The description of our capital stock incorporated in Comcast’s Current Report on Form 8-K12G3 and Registration Statement on Form 8-A12G, each filed on November 18, 2002, as amended by our Registration Statement on Form 8-A12B/A filed on December 20, 2010, as the same may be further amended from time to time.

•	NBCUniversal’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013.

•	NBCUniversal’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 1, 2013 and for the quarterly period ended June 30, 2013, filed on July 31, 2013.

•	NBCUniversal’s Current Reports on Form 8-K dated February 12, 2013 (except to the extent information is furnished pursuant to Item 7.01), March 19, 2013 and March 27, 2013.

We and NBCUniversal also incorporate by reference into this prospectus additional documents that we or NBCUniversal may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrants in connection with this Registration Statement.

	Amount to be Paid
Registration fee	$	*
Legal fees and expenses		75,000
Printing and engraving fees		50,000
Accounting fees and expenses		45,000
Miscellaneous		30,000

TOTAL		$200,000

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15.	Indemnification of Directors and Officers

Comcast Corporation

Indemnification under Pennsylvania Law and Comcast’s Charter and By-laws.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

Article Twelfth of the Comcast charter provides that no director of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors for the payment of taxes) unless such person’s conduct constitutes self-dealing, willful misconduct or recklessness. Article Twelfth of the Comcast charter extends such protection to officers.

Article 7 of the Comcast by-laws provides that each officer and director of Comcast will be indemnified and held harmless by Comcast to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Comcast), whether civil, criminal, administrative or investigative (a “Proceeding”). No indemnification will be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, or in connection with a Proceeding (or part of a Proceeding) initiated by an officer or director (except in connection with a Proceeding to enforce a right to indemnification or advancement of expenses), unless the Proceeding (or part of the Proceeding) was authorized by the Board of Directors. The right to indemnification includes the right to have the expenses incurred by such director or officer in participating in any Proceeding paid by Comcast in advance of the final disposition of the Proceeding automatically and without any action or approval required by the Board of Directors, provided that, if Pennsylvania law requires, the payment of expenses incurred by such director or officer in advance of the final disposition of a Proceeding shall only be made upon delivery to Comcast of an undertaking, by or on behalf of the director or officer, to repay all advanced amounts without interest if it is ultimately determined that the director or officer is not entitled to be so indemnified.

Article 7 of the Comcast by-laws also provides that Comcast may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not Comcast would have the power to indemnify such person under Pennsylvania or any other law. Comcast may also purchase and maintain insurance to insure its indemnification obligations.

The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the Comcast charter and by-laws.

NBCUniversal Media, LLC

NBCUniversal Media, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Limited Liability Company Act of Delaware permits a limited liability company, subject to any restrictions set forth in its limited liability company agreement, to indemnify its members, managers and officers from and against any and all claims and demands. Members, managers and officers of NBCUniversal Media, LLC are also entitled to mandatory and discretionary indemnification as described above under “Comcast Corporation.” NBCUniversal, LLC is the sole member of NBCUniversal Media, LLC.

Comcast maintains standard policies of insurance on behalf of NBCUniversal Media, LLC and NBCUniversal, LLC under which coverage is provided to their respective officers and NBCUniversal, LLC’s directors against loss arising from claims made by reason of a breach of duty or other wrongful act.

Comcast Cable Communications, LLC

Comcast Cable is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

Section 18.1 of Comcast Cable’s Limited Liability Company Agreement (“LLC Agreement”) provides that Comcast Cable will indemnify the member, Comcast Holdings Corporation, any officer of Comcast Cable and any officer of Comcast Cable who is or was serving as a director, officer, employee or agent of another entity at Comcast Cable’s request (each, an “Indemnified Person”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person, to the fullest extent permitted by law in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), brought or threatened to be brought against such Indemnified Person by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of Comcast Cable, the member or any of Comcast Cable’s subsidiaries. In addition, the member may, by resolution, similarly indemnify any other person (hereinafter, an “Other Person”) for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of Comcast Cable, the member or any of Comcast Cable’s subsidiaries.

Section 18.2 of Comcast Cable’s LLC Agreement provides that expenses (including attorneys’ fees) incurred by any Indemnified Person in defending a proceeding will be paid by Comcast Cable in advance of the final disposition of such proceeding as authorized by the member upon receipt of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Comcast Cable as authorized by law. Advance expenses (including attorneys’ fees) incurred by Other Persons may be paid by Comcast Cable if the member deems appropriate and upon such terms and conditions, including the giving of an undertaking, as the member deems appropriate.

Section 18.4 of Comcast Cable’s LLC Agreement provides that Comcast Cable may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person or Other Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Comcast Cable would have the power to indemnify him or her against such liability under applicable law.

Comcast Cable Holdings, LLC

Comcast Cable Holdings is a limited liability company organized under the laws of the State of Delaware. The indemnification of officers and other persons provided for by Comcast Cable Holdings’ LLC Agreement and the Delaware Limited Liability Company Act is identical to the indemnification provisions described under “—Comcast Cable Communications, LLC,” except that the member of Comcast Cable Holdings is Comcast Cable.

Comcast MO Group, Inc.

Comcast MO Group is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or the court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article VIII, Section 1 of Comcast MO Group’s Certificate of Incorporation provides that a director of Comcast MO Group will not be personally liable to Comcast MO Group or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent this exemption is not permitted by the General Corporation Law of the State of Delaware. Any repeal or modification of this provision will not affect the rights of a director of Comcast MO Group prior to such repeal or modification.

Article VIII, Section 2 of Comcast MO Group’s Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise in any way involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or the person of whom he is the legal representative, is or was a director or officer of Comcast MO Group or is or was serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee, or agent will be indemnified and held harmless by Comcast MO Group to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and Employee Retirement Income Security Act of 1974 excise taxes or penalties) reasonably incurred or suffered by the indemnitee in connection with the proceeding. However, except in the case of proceedings to enforce rights to indemnification, Comcast MO Group will indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding was authorized by the Board of Directors of Comcast MO Group. The right to indemnification includes the right to be paid by Comcast MO Group the advancement of expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer will be made only upon delivery to Comcast MO Group of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for the expenses. Also, the Board of Directors of Comcast MO Group may grant rights to indemnification as described above to any of Comcast MO Group’s employees and agents.

If a claim for indemnification is not paid in full within 30 days after a written claim is received by Comcast MO Group, the claimant may bring suit to recover the unpaid amount of the claim, and if successful in whole or in part, the indemnitee will be entitled to be paid also the expense of prosecuting the suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Comcast MO Group to indemnify the claimant for the amount claimed, but Comcast MO Group would bear the burden of proving this defense.

Comcast MO Group may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Comcast MO Group or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Comcast MO Group would have the power to indemnify such person under the General Corporation Law of the State of Delaware.

Comcast MO of Delaware, LLC

Comcast MO of Delaware is a limited liability company organized under the laws of the State of Delaware. The indemnification of officers and other persons provided for by Comcast MO of Delaware’s LLC Agreement and the Delaware Limited Liability Company Act is identical to the indemnification provisions described under “—Comcast Cable Communications, LLC,” except that the member of Comcast MO of Delaware is Comcast of Georgia/Virginia, Inc.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt Securities)*

1.2	Form of Underwriting Agreement Standard Provisions (Debt Securities)*

1.3	Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts and Units)**

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003)

4.2	Specimen Class A Special Common Stock Certificate (incorporated by reference to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003)

4.3	Senior Indenture dated September 18, 2013 among the Company, the guarantors party thereto and The Bank of New York Mellon, as Trustee*

4.4	Form of Senior Debt Security*

4.5	Form of Purchase Contract Agreement relating to Purchase Contracts**

4.6	Form of Unit Agreement**

4.7	Form of Warrant Agreement for Warrants sold separately**

4.8	Form of Warrant for Warrants sold separately**

4.9	Form of Warrant Agreement for Warrants sold attached to other Securities**

4.10	Form of Warrant for Warrants sold attached to other Securities**

4.11	Form of Pledge Agreement**

4.12	Form of Deposit Agreement**

4.13	Form of Depositary Share**

4.14	Form of Guarantee (Warrants, Purchase Contracts and Units)**

5.1	Opinion of Arthur R. Block, Esquire*

5.2	Opinion of Davis Polk & Wardwell LLP*

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation (incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013)

12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation for the six months ended June 30, 2013*

23.1	Consent of Deloitte & Touche LLP (Comcast Corporation)*

23.2	Consent of Deloitte & Touche LLP (NBCUniversal Media, LLC)*

23.3	Consent of KPMG LLP (NBCUniversal Media, LLC)*

23.4	Consent of Arthur R. Block, Esquire (included in Exhibit 5.1)

23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Indenture*

*	Filed herewith.
**	To be filed by Current Report on Form 8-K.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Comcast Corporation’s or NBCUniversal’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CORPORATION

Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 18, 2013.

COMCAST CORPORATION

By:	/s/ ARTHUR R. BLOCK
Name:	Arthur R. Block
Title:	Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. Roberts Brian L. Roberts	Chairman and CEO; Director (Principal Executive Officer)	September 18, 2013

/s/ RALPH J. ROBERTS Ralph J. Roberts	Founder; Chairman Emeritus of the Board	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Vice Chairman and CFO (Principal Financial Officer)	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 18, 2013

/s/ KENNETH J. BACON Kenneth J. Bacon	Director	September 18, 2013

/s/ SHELDON M. BONOVITZ Sheldon M. Bonovitz	Director	September 18, 2013

/s/ JOSEPH J. COLLINS Joseph J. Collins	Director	September 18, 2013

Signature	Title	Date

/s/ J. MICHAEL COOK J. Michael Cook	Director	September 18, 2013

/s/ GERALD L. HASSELL Gerald L. Hassell	Director	September 18, 2013

/s/ JEFFREY A. HONICKMAN Jeffrey A. Honickman	Director	September 18, 2013

/s/ EDUARDO G. MESTRE Eduardo G. Mestre	Director	September 18, 2013

/s/ JOHNATHAN A. RODGERS Johnathan A. Rodgers	Director	September 18, 2013

/s/ DR. JUDITH RODIN Dr. Judith Rodin	Director	September 18, 2013

SIGNATURES AND POWER OF ATTORNEY FOR NBCUNIVERSAL MEDIA, LLC

Pursuant to the requirements of the Securities Act of 1933, NBCUniversal Media, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2013.

NBCUNIVERSAL MEDIA, LLC
By:	NBCUNIVERSAL, LLC, its sole member

By:	/s/ STEPHEN B. BURKE
Name:	Stephen B. Burke
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. ROBERTS Brian L. Roberts	Principal Executive Officer of NBCUniversal Media, LLC	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Principal Financial Officer of NBCUniversal Media, LLC; Director of NBCUniversal, LLC	September 18, 2013

/s/ DAVID L. COHEN David L. Cohen	Executive Vice President; Director of NBCUniversal, LLC	September 18, 2013

/s/ ARTHUR R. BLOCK Arthur R. Block	Senior Vice President; Director of NBCUniversal, LLC	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Principal Accounting Officer of NBCUniversal Media, LLC	September 18, 2013

SIGNATURES AND POWER OF ATTORNEY FOR

COMCAST CABLE COMMUNICATIONS, LLC

Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 18, 2013.

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ ARTHUR R. BLOCK
Name:	Arthur R. Block
Title:	Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. ROBERTS Brian L. Roberts	Chairman (Principal Executive Officer)	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Executive Vice President (Principal Financial Officer)	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	September 18, 2013

COMCAST HOLDINGS CORPORATION

By:	/s/ ARTHUR R. BLOCK Arthur R. Block Senior Vice President	Sole Member	September 18, 2013

SIGNATURES AND POWER OF ATTORNEY FOR

COMCAST CABLE HOLDINGS, LLC

Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 18, 2013.

COMCAST CABLE HOLDINGS, LLC

By:	/s/ ARTHUR R. BLOCK
Name:	Arthur R. Block
Title:	Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. ROBERTS Brian L. Roberts	Chairman (Principal Executive Officer)	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Executive Vice President (Principal Financial Officer)	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	September 18, 2013

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ ARTHUR R. BLOCK Arthur R. Block Senior Vice President	Sole Member	September 18, 2013

SIGNATURES AND POWER OF ATTORNEY FOR COMCAST MO GROUP, INC.

Pursuant to the requirements of the Securities Act of 1933, Comcast MO Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 18, 2013.

COMCAST MO GROUP, INC.

By:	/s/ ARTHUR R. BLOCK
Name:	Arthur R. Block
Title:	Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. ROBERTS Brian L. Roberts	Chairman (Principal Executive Officer)	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Executive Vice President; Director (Principal Financial Officer)	September 18, 2013

/s/ DAVID L. COHEN David L. Cohen	Executive Vice President; Director	September 18, 2013

/s/ ARTHUR R. BLOCK Arthur R. Block	Senior Vice President; Director	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	September 18, 2013

SIGNATURES AND POWER OF ATTORNEY FOR

COMCAST MO OF DELAWARE, LLC

Pursuant to the requirements of the Securities Act of 1933, Comcast MO of Delaware, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 18, 2013.

COMCAST MO OF DELAWARE, LLC

By:	/s/ ARTHUR R. BLOCK
Name:	Arthur R. Block
Title:	Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. ROBERTS Brian L. Roberts	Chairman (Principal Executive Officer)	September 18, 2013

/s/ MICHAEL J. ANGELAKIS Michael J. Angelakis	Executive Vice President (Principal Financial Officer)	September 18, 2013

/s/ LAWRENCE J. SALVA Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	September 18, 2013

COMCAST OF GEORGIA/VIRGINIA, INC.

By:	/s/ ARTHUR R. BLOCK Arthur R. Block Senior Vice President	Sole Member	September 18, 2013

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt Securities)*

1.2	Form of Underwriting Agreement Standard Provisions (Debt Securities)*

1.3	Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts and Units)**

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003)

4.2	Specimen Class A Special Common Stock Certificate (incorporated by reference to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003)

4.3	Senior Indenture dated September 18, 2013 among the Company, the guarantors party thereto and The Bank of New York Mellon, as Trustee*

4.4	Form of Senior Debt Security*

4.5	Form of Purchase Contract Agreement relating to Purchase Contracts**

4.6	Form of Unit Agreement**

4.7	Form of Warrant Agreement for Warrants sold separately**

4.8	Form of Warrant for Warrants sold separately**

4.9	Form of Warrant Agreement for Warrants sold attached to other Securities**

4.10	Form of Warrant for Warrants sold attached to other Securities**

4.11	Form of Pledge Agreement**

4.12	Form of Deposit Agreement**

4.13	Form of Depositary Share**

4.14	Form of Guarantee (Warrants, Purchase Contracts and Units)**

5.1	Opinion of Arthur R. Block, Esquire*

5.2	Opinion of Davis Polk & Wardwell LLP*

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation (incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013)

12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation for the six months ended June 30, 2013*

23.1	Consent of Deloitte & Touche LLP (Comcast Corporation)*

23.2	Consent of Deloitte & Touche LLP (NBCUniversal Media, LLC)*

23.3	Consent of KPMG LLP (NBCUniversal Media, LLC)*

23.4	Consent of Arthur R. Block, Esquire (included in Exhibit 5.1)

23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Indenture*

*	Filed herewith.
**	To be filed by Current Report on Form 8-K.